Exhibit 2

FORM 42

REPORT OF TAKE-OVER BID
ISSUER BID OR APPLICATION UNDER CLAUSE 104(2)(c)
OF THE ACT

(Subsection 203.1(1) of the Regulation)

Securities Act

1.                                      Name and address of the offeree issuer:

Not applicable. The offeror made a normal course issue bid for its own common shares (“Common Shares”) through the facilities of the Toronto Stock Exchange.

2.                                      Name and address of the offeror:

Baytex Energy Ltd. (“Baytex”)
2200, 205 - 5th Avenue S.W.
Calgary, Alberta, T2P 3V7

3.                                      What is the designation of the class(es) of the securities that are subject to the bid? (Include the CUSIP number):

Common Shares of Baytex - CUSIP number 07317G

4.                                      What is the date of the bid?

From January 6, 2003 to January 5, 2004

5.                                      What is the maximum number of securities sought by the offeror for each class of securities subject to the bid?

Up to 5,200,000 Common Shares of Baytex

6.                                      What is the value, expressed in Canadian dollars, of the consideration offered per security for each class of securities subject to the bid?

Baytex will pay the market price for its Common Shares on the Toronto Stock Exchange at the date of acquisition.

7.                                      What is the number of securities of each class subject to the bid, excluding the offeror’s securities that are held by securityholders whose last addressed as shown on the books of the offeree issuer is in Ontario?

38,063,743 Common Shares

8.                                      What is the fee payable in respect of the bid, as calculated under subsection 32(1) of Schedule 1?

$5,036.45 (being the greater of $1,000 and ($8.40(1) x 0.02%) x 5,200,000 x (38,063,743/52,818,907)
(reflects OSC’s 20% discount on fees payable)

Note:

(1) Closing price of Baytex’s Common Shares on the last day Baytex’s Common Shares traded on such exchange prior to the commencement and Baytex’s normal course issuer bid.

9.                                      The information given in this report is true and complete.

DATED at Calgary, Alberta this 7th day of January, 2003.

BAYTEX ENERGY LTD.
By:	(signed) “John G. Leach”
John G. Leach
(Name of Person signing the Form)
Vice President, Finance
(Office Capacity)